U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: December 6, 2004

I.C. ISAACS & COMPANY, INC.
(Exact name of issuer as specified in its charter)

Delaware	0-23379	52-1377061
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)
3840 Bank Street, Baltimore, Maryland 21224-2522
(Address and Zip Code of Principal Executive Offices)

(410) 342-8200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2004, Registrant’s Board of Directors appointed Jesse de la Rama to serve as its Chief Operating Officer and it appointed Eugene Wielepski to serve as its Chief Financial Officer.

Immediately prior to such appointments Mr. de la Rama served as Registrant’s Vice President of Merchandise Planning and Retail Development, and Mr. Wielepski served as Registrant’s Vice President - Finance, Secretary, and Treasurer. Mr. Wielepski will continue to serve as Secretary and Treasurer.

Prior to the commencement of his employment by Registrant’s wholly owned subsidiary, I.C. Isaacs & Company LP (the “LP”) in March 2004, Mr. de la Rama (age: 51) engaged in business during the period from 1997 through February 2004 as a consultant to the fashion retail industry and other clients, including Calvin Klein, Inc., Lambertson/Truex and Sotheby’s, Inc., as president of his own company, Jesse de la Rama, Inc. Between 1994 and October 1997, Mr. de la Rama was Senior Vice President - Retail of Bally of Switzerland. Between 1979 and September 1994, he was employed by Barney’s New York and served in various executive capacities, including Vice President - Outlet Division and Warehouse Sales (1992 - 1994) and Vice President - Merchandise Planning (1983 - 1992).

On March 1, 2004, the LP entered into an employment agreement with Mr. de la Rama, that provides:

•	for an initial term that will end on February 28, 2006, and for automatic one year renewals of the agreement unless either party gives notice of its non-renewal not later than December 31, 2005 or December 31 of the then current renewal year;

•	for payment of an annual base salary of $175,000, and incentive compensation provisions that are based upon the achievement of pre-determined earnings, cash flow and inventory turns targets;

•	for the issuance under Registrant’s Amended and Restated Omnibus Stock Plan (the “Plan”) of a five year option to purchase 25,000 shares of common stock at an exercise price of $.86 per share which shall vest ratably on March 1, 2005, 2006 and 2007;

•	in the event that Mr. de la Rama’s employment is terminated without cause, he shall receive severance payments ranging between three and 12w months salary depending on the length of his employment at the time of termination.

The maximum amount of incentive compensation that Mr. de la Rama may earn in 2004, 2005 and any renewal year is $43,750.

Mr. Wielepski (age: 57) was a director of the Registrant from 1991 - May, 2002. He was Vice President - Finance and Chief Financial Officer of the Company from 1991 - April 2003, and Vice President - Finance from that date until December 6, 2004. He has also held the positions of Secretary and Treasurer since 1976. From 1976 to 1990, he was Controller. He is a Certified Public Accountant and has been employed by the Registrant since 1973.

2

In April 2002, the LP entered into an amended and restated employment agreement with Mr. Wielepski. In March 2003, the LP and Mr. Wielepski entered into an amendment of that agreement. As so amended, the agreement provides:

•	for an initial term that will end on May 15, 2006, and for automatic one year renewals of the agreement unless either party gives notice of its non-renewal not later than March 16, 2006 or March 16 of the then current renewal year;

•	for payment of a base salary of $180,000 per year;

•	for the issuance under the Plan of a fully vested ten year option to purchase 10,000 shares of common stock at an exercise price of $1.71 per share;

•	if Mr. Wielepski’s employment is terminated without cause

▪	after May 15, 2005, the LP must pay him an amount equal to one year of his base salary; or

▪	prior to May 15, 2005, the LP must pay him the aggregate amount of his base salary through May 15, 2006; and

▪	if the LP decides not to renew the agreement, it must pay Mr. Wielepski an amount equal to one year of his current base salary.

Neither Mr. de la Rama nor Mr. Wielepski has engaged in any transactions with Registrant’s management or others, or maintained any business relationships that would require disclosure in Registrant’s Annual Report on Form 10-K under the caption “Certain Relationships and Related Transactions.”

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a)	Financial Statements — none

(b)	Pro forma financial information — none

(c)	Exhibits

Number            Description

10.121	Executive Employment Agreement dated March 1, 2004 between I.C. Isaacs & Company, LP and Jesse de la Rama

3

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I.C. Isaacs & Company, Inc

Dated: December 10, 2004	By:	/s/ Peter J. Rizzo
Peter J. Rizzo, Chief Executive Officer

4